UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 9, 2017
HealthSouth Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.
HealthSouth Corporation (the “Company” or “HealthSouth”) will participate in the 35th Annual J.P. Morgan Healthcare Conference in San Francisco, California on January 9-12, 2017. HealthSouth President and Chief Executive Officer, Mark Tarr, will make a presentation on Tuesday, January 10th, at 2:00 p.m. ET/11:00 a.m. PT using the slides attached to this Current Report on Form 8-K as Exhibit 99.1 (the “Conference Slides”) and incorporated herein by reference. The presentation will address, among other things, the Company's strategy and financial performance and discuss industry trends and dynamics. The presentation will be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.
The Company also has assembled an Investor Reference Book, which is attached to this Current Report on Form 8‑K as Exhibit 99.2 (the “Investor Reference Book”). The Investor Reference Book addresses, among other things, an overview of the Company and its industry, its business outlook, its financial and operational metrics and initiatives, and its value proposition. The Investor Reference Book is available at http://investor.healthsouth.com by clicking on an available link.
While the Company has not closed its books for the year ended December 31, 2016, the Company shares its preliminary estimate of adjusted free cash flow, common stock repurchases, and debt reduction for the year ended December 31, 2016 in the Conference Slides and Investor Reference Book. Additionally, the Company anticipates discussing certain observations regarding fourth quarter 2016 operating performance at the J.P. Morgan Healthcare Conference as noted below. The Company expects to report inpatient rehabilitation segment volumes in the fourth quarter below the year-to-date trend on both a total and same-store basis. Total discharge growth in the quarter of approximately 1.4% was impacted by the anniversary of the Reliant Hospital Partners, LLC acquisition, which closed on October 1, 2015. Same-store discharge growth in the quarter of approximately 0.1% was impacted by certain market specific situations which the Company believes are temporary in nature. The Company notes that relative to expectations, volumes were softest in the month of October 2016, with the trend improving in the final two months of the quarter. Further, the Company believes that volumes for the early part of January are indicative of volume growth consistent with recent historical trends. As a reminder, due to the holidays and on certain occasions inclement weather, fourth quarter volumes have been historically more volatile. The Company expects to report home health and hospice segment volumes for the fourth quarter of 2016 to be in line with its expectations.
The Company also expects to report inpatient segment pricing for the fourth quarter of 2016 to be in excess of the year-to-date trend primarily owing to patient mix (a higher incidence of stroke and neurological patients).
The Company reiterates as of the date hereof its net operating revenues and Adjusted EBITDA guidance ranges for 2016, as previously reported in the Current Report on Form 8-K, dated October 27, 2016, and during the Company’s earnings conference call held on October 28, 2016. The Company is revising its previously provided adjusted earnings per share from continuing operations attributable to HealthSouth guidance for 2016 from a range of $2.50 to $2.56 per share to a range of $2.54 to $2.60 per share.
The Company is also providing the following preliminary guidance ranges for 2017:

•	Net operating revenues of $3,850 million to $3,950 million;
•Adjusted EBITDA of $800 million to $820 million; and
•Adjusted earnings per share from continuing operations attributable to HealthSouth of $2.61 to $2.73.
In addition, the Company shares its 2017 guidance considerations, preliminary assumptions around adjusted free cash flow, and opportunities for deploying its free cash flow in the Conference Slides and Investor Reference Book. While the Company's deployment priorities may shift based on prevailing market conditions, it continues to focus primarily on growth, debt reduction, and shareholder distributions. The Company also provides its business outlook for 2017 through 2019 related to its business model, revenue assumptions, and certain expense assumptions in the Conference Slides and Investor Reference Book.
The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on hospitals and agencies open throughout both the full current and prior periods presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company's results of operations.
The information contained herein is being furnished pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended

(the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Note Regarding Presentation of Non-GAAP Financial Measures
The financial data contained in the Conference Slides attached hereto as Exhibit 99.1 and the Investor Reference Book attached hereto as Exhibit 99.2 includes non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be non-indicative of its ongoing operations. Such items include government, class action, and related settlements, professional fees-accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims), items related to corporate and facility restructurings, and certain other items the Company believes to be non-indicative of its ongoing operations. These items are uncertain and will depend on several factors, including industry and market conditions, and could be material to the Company's results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2016 and 2017 would be included in the reconciliation for Adjusted EBITDA:

	2016 Guidance	2017 Preliminary Guidance
Provision for doubtful accounts as a percentage of net operating revenues	1.8% to 2.0%	1.8% to 2.0%
Interest expense and amortization of debt discounts and fees	~ $173 million	$165 million to $175 million
Amortization of debt-related items	~ $13 million	~ $15 million
The Company is providing adjusted earnings per share from continuing operations attributable to HealthSouth (“adjusted earnings per share”). The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees—accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims), items related to corporate and facility restructurings, and certain other items the Company believes to be non-indicative of its ongoing operations. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company’s ongoing operations. Accordingly, they can complicate comparisons of the Company’s results of operations across periods and comparisons of the Company’s results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States (“GAAP”) as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. The Company reconciles adjusted earnings per share to earnings per share in the Investor Reference Book attached hereto as Exhibit 99.2.
The leverage ratio referenced therein is defined as the ratio of consolidated total debt to Adjusted EBITDA for the trailing four quarters. The Company believes its leverage ratio and Adjusted EBITDA are measures of its ability to service its debt and its ability to make capital expenditures. Additionally, the leverage ratio is a standard measurement used by investors to gauge the creditworthiness of an institution. The Company’s credit agreement also includes a maximum leverage ratio financial covenant which allows the Company to deduct up to $75 million of cash on hand from consolidated total debt. The Company reconciles Adjusted EBITDA to net income and to net cash provided by operating activities in the Investor Reference Book attached hereto as Exhibit 99.2. Adjusted EBITDA for the Company’s reportable segments is reconciled to net income from continuing operations before income tax expense in the Investor Reference Book attached hereto as Exhibit 99.2.
The Company uses Adjusted EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s credit agreement, which is discussed in more detail in Item 7,

Management’s Discussion and Analysis of Financial Condition and Results of Operations, “Liquidity and Capital Resources,” and Note 8, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10‑K for the year ended December 31, 2015 (the “2015 Form 10‑K”). These covenants are material terms of the credit agreement. Noncompliance with these financial covenants under the credit agreement—its interest coverage ratio and its leverage ratio—could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might be on terms less favorable to those in the Company’s existing credit agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, paying common stock dividends, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the Company’s assessment of its liquidity.
In general terms, the credit agreement definition of Adjusted EBITDA, therein referred to as “Adjusted Consolidated EBITDA,” allows the Company to add back to consolidated net income interest expense, income taxes, and depreciation and amortization and then add back to consolidated net income (1) all unusual or nonrecurring items reducing consolidated net income (of which only up to $10 million in a year may be cash expenditures), (2) any losses from discontinued operations and closed locations, (3) costs and expenses, including legal fees and expert witness fees, incurred with respect to litigation associated with stockholder derivative litigation, and (4) share-based compensation expense. The Company also subtracts from consolidated net income all unusual or nonrecurring items to the extent they increase consolidated net income.
Under the credit agreement, the Adjusted EBITDA calculation does not include net income attributable to noncontrolling interests and includes (1) gain or loss on disposal of assets, (2) professional fees unrelated to the stockholder derivative litigation, and (3) unusual or nonrecurring cash expenditures in excess of $10 million, and (4) pro forma adjustments resulting from debt transactions and development activities. Items falling within the credit agreement’s “unusual or nonrecurring” classification may occur in future periods, but these items and amounts recognized can vary significantly from period to period and may not directly relate to the Company’s ongoing operations. Accordingly, these items may not be indicative of the Company’s ongoing performance, so the Adjusted EBITDA calculation presented here includes adjustments for them.
Adjusted EBITDA is not a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in Note 1, Summary of Significant Accounting Policies, to the consolidated financial statements accompanying the 2015 Form 10‑K.
The Company also uses adjusted free cash flow as an analytical indicator to assess its performance. Management believes the presentation of adjusted free cash flow provides investors an efficient means by which they can evaluate the Company’s capacity to reduce debt, pursue development activities, and return capital to its common stockholders. The calculation of adjusted free cash flow and a reconciliation of net cash provided by operating activities to adjusted free cash flow are included in the Conference Slides and the Investor Reference Book attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively. This measure is not a defined measure of financial performance under GAAP and should not be considered as an alternative to net cash provided by operating activities. The Company’s definition of adjusted free cash flow is limited and does not represent residual cash flows available for discretionary spending. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. See the consolidated statements of cash flows included in the 2015 Form 10-K and the condensed consolidated statements of cash flows included in the Company's quarterly report on Form 10-Q for the quarterly period ended September 30, 2016 for the GAAP measures of cash flows from operating, investing, and financing activities.
Forward-Looking Statements
Statements contained in this document, the Conference Slides attached hereto as Exhibit 99.1, and the Investor Reference Book attached hereto as Exhibit 99.2, which are not historical facts, such as those relating to the financial performance, guidance and assumptions, anticipated acquisitions, dispositions and other development activities, business strategy, legislative and regulatory developments and their related impacts on HealthSouth, capital expenditures, cyber security, dividend strategies, repurchases of securities, effective tax rates, business model, and the positioning of services for the system of healthcare delivery in the future are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth’s plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, HealthSouth’s business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, the price of HealthSouth’s common stock as it affects the Company’s willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving HealthSouth, including its pending DOJ and HHS-OIG investigations and any matters related to yet undiscovered issues, if any, at acquired companies; any adverse effects on operating performance of HealthSouth’s stock price resulting from the integration of those acquisitions; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth’s information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of systems of any acquired companies; the ability to successfully integrate acquired companies, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; significant changes in HealthSouth’s management team; HealthSouth’s ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth’s response thereto; HealthSouth’s ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in HealthSouth's ability to recover improperly denied claims through the administrative appeals process on a timely basis; HealthSouth's ability to adapt to changes in the healthcare delivery system, including involvement in coordinated care initiatives or programs that may arise with its referral sources and related impacts on volume or pricing and any significant changes that may result from the change in the executive branch of the U.S. government; HealthSouth’s ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth’s labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any crisis resulting from uncertainty in the sovereign debt market; the increase in the costs of defending and insuring against alleged professional liability claims and HealthSouth’s ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth’s SEC filings and other public announcements, including HealthSouth’s Form 10‑K for the year ended December 31, 2015 and Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016.
ITEM 9.01. Financial Statements and Exhibits.
(d)    Exhibits

99.1	Conference Slides of HealthSouth Corporation used in connection with its January 10, 2017 presentation at the 35th Annual J.P. Morgan Healthcare Conference in San Francisco.

99.2	HealthSouth Corporation Investor Reference Book.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/s/ DOUGLAS E. COLTHARP
	Name:	Douglas E. Coltharp
	Title:	Executive Vice President and Chief Financial Officer

Dated: January 9, 2017